Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands)

On March 3, 2016, ZAGG Inc (the “Company” or “ZAGG”) completed its acquisition of mophie inc. (“mophie”) (the “Acquisition”). In addition, the Company entered into a $110,000 credit facility consisting of an $85,000 revolving credit facility and a $25,000 term loan.

The following unaudited pro forma condensed combined financial information is derived from the historical consolidated financial statements of ZAGG and mophie. The unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting with ZAGG being treated as the acquirer. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and three months ended March 31, 2016 are presented as if the Acquisition and the related borrowings used to finance the Acquisition occurred on January 1, 2015.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by ZAGG. These accounting policies are similar in most material respects to those of mophie. ZAGG is currently performing a more detailed review of mophie’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when confirmed, could have a material impact on the combined financial information.

The preliminary allocation of purchase price in the Acquisition as reflected in this unaudited pro forma condensed combined financial information has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed as of the date of the Acquisition. The preliminary estimates of the fair value of identifiable assets acquired and liabilities assumed are based on estimates and assumptions and are subject to revisions, which may result in adjustments to the preliminary values, when management’s estimates are finalized. Consequently, the preliminary purchase price allocation could change significantly from that used in the pro forma condensed combined financial information presented below.

The unaudited pro forma condensed combined statements of operations do not include (1) any revenue or cost savings synergies that may be achievable subsequent to the completion of the Acquisition or (2) the impact of non-recurring items directly related to the Acquisition.

The unaudited pro forma condensed combined financial information is presented for informational purposes only, and is not necessarily indicative of the operating results that would actually have occurred had the Acquisition been completed at the beginning of the periods presented. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future consolidated operating results of the combined company. The unaudited pro forma condensed combined financial information should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information pro forma adjustments;

•	the separate audited historical consolidated financial statements of ZAGG for the fiscal year ended December 31, 2015, included in the Company’s Annual Report on Form 10-K that can be found at www.sec.gov;

•	the separate unaudited historical condensed consolidated financial statements of ZAGG for the fiscal quarter ended March 31, 2016, included in Form 10-Q that can be found at www.sec.gov;

•	the separate audited historical consolidated financial statements of mophie for the fiscal years ended December 31, 2015, 2014 and 2013 in Exhibit 99.3 in this Current Report on Form 8-K/A.

Certain reclassifications have been made to the mophie historical amounts to conform to the Company’s presentation of the pro forma financial information. These adjustments are described in Note 2.

Unaudited Pro Forma Condensed Combined Statements of Operations
For the year ended December 31, 2015

(in thousands, except per share amounts)

	Historical	Historical	Reclassification	Note	Pro Forma	Note	Pro Forma
	ZAGG	mophie	Adjustment	References	Adjustment	References	Combined

Net sales	$269,311	$185,854	$-		$-		$455,165
Cost of sales	167,627	153,454	(2,986)	(a)	6,937	(b)	325,032

Gross profit	101,684	32,400	2,986		(6,937)		130,133

Operating expenses:
Advertising and marketing	10,436	-	22,282	(a)	-		32,718
Selling, general and administrative	56,931	65,045	(22,282)	(a)	-		102,123
			(557)	(a)
			2,986	(a)
Amortization expense	8,453	-	557	(a)	(557)	(c)	17,233
					8,780	(c)

Total operating expenses	75,820	65,045	2,986		8,223		152,074

Income (loss) from operations	25,864	(32,645)	-		(15,160)		(21,941)

Other (expense) income:
Interest expense	(97)	(4,029)	-		4,126	(d)	(1,437)
					(1,199)	(d)
					(238)	(d)
Change in Series A liability	-	235	-		(235)	(e)	-
Change in Series B liability	-	6,680	-		(6,680)	(e)	-
Other expense	(69)	-	-		-		(69)

Total other (expense) income	(166)	2,886	-		(4,226)		(1,506)

Income (loss) before provision for income taxes	25,698	(29,759)	-		(19,386)		(23,447)

Income tax (provision) benefit	(10,111)	590	-		7,627	(f)	(1,894)

Net income (loss)	15,587	(29,169)	-		(11,759)		(25,341)

Earnings (loss) per share:

Basic earnings (loss) per share	$0.54						$(0.88)

Diluted earnings (loss) per share	$0.54						$(0.88)

Weighted average shares outstanding for earnings (loss) per share:

Basic	28,773						28,773

Diluted	29,089						28,773

Unaudited Pro Forma Condensed Combined Statements of Operations
For the Three Months ended March 31, 2016

(in thousands, except per share amounts)

	Historical	Historical	Pro Forma	Note	Pro Forma
	ZAGG	mophie	Adjustment	References	Combined

Net sales	$62,432	$17,326	$-		$79,758
Cost of sales	38,703	15,227	(1,156)	(g)	52,774

Gross profit	23,729	2,099	1,156		26,984

Operating expenses:
Advertising and marketing	2,914	341	-		3,255
Selling, general and administrative	19,755	8,764	-		28,519
Transaction expense	2,017	-	(2,017)	(h)	-
Amortization expense	2,746	102	1,105	(i)	3,851
			(102)	(i)

Total operating expenses	27,432	9,207	(1,014)		35,625

Income (loss) from operations	(3,703)	(7,108)	2,170		(8,641)

Other (expense) income:
Interest expense	(188)	(1,564)	1,752	(j)	(335)
			(275)	(j)
			(60)	(j)
Other expense	(200)	117	-		(83)

Total other (expense) income	(388)	(1,447)	1,417		(418)

Income (loss) before provision for income taxes	(4,091)	(8,555)	3,587		(9,059)

Income tax (provision) benefit	801	1,676	(1,372)	(k)	1,105

Net income (loss)	(3,290)	(6,879)	2,215		(7,954)

Earnings (loss) per share:

Basic earnings (loss) per share	$(0.12)				$(0.29)

Diluted earnings (loss) per share	$(0.12)				$(0.29)

Weighted average shares outstanding for earnings (loss) per share:

Basic	27,710		169	(l)	27,879

Diluted	27,710		169	(l)	27,879

Note 1 – Basis of Pro Forma Presentation (amounts in thousands)

On February 2, 2016, ZAGG and ZM Acquisition, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with mophie, a California corporation, the principal shareholders of mophie named therein (the “Principal Shareholders”), and Daniel Huang as representative of the mophie shareholders, warrant holders, and option holders, pursuant to which Merger Sub merged with and into mophie, with mophie continuing as the surviving corporation (the “Merger”). On March 3, 2016 (the “Acquisition Date”), the Company completed the Merger. The combination of ZAGG and mophie creates a diversified market leader in multiple mobile accessories categories.

The Company purchased mophie for total gross up-front consideration of $100,000 in cash, subject to a working capital adjustment. The Merger Agreement includes an earn-out provision whereby additional consideration would be paid based on whether mophie’s 12-month Adjusted EBITDA (as defined in the Merger Agreement) from April 1, 2016 to March 31, 2017 (“Earn-out Period”) exceeds $20,000. For every dollar in Adjusted EBITDA generated during the Earn-out Period that exceeds $20,000, the Company will pay additional consideration at a five times multiple (“Earn-out Consideration”). Any Earn-out Consideration will initially be paid by the issuance of up to $5,000 in shares of the Company’s common stock valued as of February 2, 2016 (the day prior to the public announcement of the definitive agreement on February 3, 2016).

In addition to the Earn-out Consideration, the Merger Agreement states that the Company will also remit cash to the Principal Shareholders once the following contingent items related to pre-acquisition operations have been resolved:

•	Federal and state tax refunds expected to be due to the Company related to 2012 and 2013 tax years.
•	Customs and duties refunds for pre-closing overpayments of customs and duties amounts to governmental agencies.
•	Proceeds from the sale of real property located in Kalamazoo, Michigan.

In addition, $2,000 of the cash consideration paid to the Principal Shareholders was placed in an escrow account to cover any potential tax, legal, or other contingencies that could potentially arise relating to pre-acquisition events for which ZAGG is indemnified. If charges exceed $2,000, ZAGG may recover these amounts through a $10,000 insurance policy related to representations and warranties. Currently, the Company is not aware of any such contingencies or potential indemnity claims.

The following summarizes the components of the purchase price:

Cash consideration	$100,000
Preliminary working capital adjustment	(23,478)
Preliminary contingent payments	2,027
Preliminary fair value of earn-out consideration	1,565
Total preliminary purchase price	$80,114

The total purchase price of $80,114 has been preliminarily allocated to identifiable assets acquired and liabilities assumed based on their respective preliminary fair values. The excess of the purchase price over the fair value of tangible and intangible assets acquired and liabilities assumed was recorded as goodwill. The allocation of goodwill to reportable segments has not yet been completed.

The following table summarizes the preliminary estimates of the fair values of the identifiable assets acquired and liabilities assumed as of the Acquisition Date. The preliminary estimates of the fair value of identifiable assets acquired and liabilities assumed are based on estimates and assumptions and are subject to revisions, which may result in adjustments to the preliminary values presented below, when management’s estimates are finalized:

Cash and cash equivalents	$1,779
Trade receivables (gross contractual receivables of $13,569)	13,483
Inventories	37,290
Prepaid expenses and other assets	1,073
Income tax receivable	11,548
Deferred tax assets	24,925
Property and equipment	10,196
Land held for sale	325
Definite-lived identifiable intangible assets	45,463
Goodwill	14,092
Current liabilities	(80,060)
Total	$80,114

Due to the fact that the acquisition of mophie occurred in the current interim period and in light of the magnitude of the transaction, the Company’s fair value estimates for the purchase price, assets acquired, and liabilities assumed are preliminary and may change during the allowable measurement period. The allowable measurement period continues to the date the Company obtains and analyzes all relevant information that existed as of the date of the acquisition necessary to determine the fair values of the assets acquired and liabilities assumed, but in no case is to exceed more than one year from the date of acquisition (March 3, 2017). The Company is analyzing information to verify assets acquired and liabilities assumed.

Concurrent with the close of the Merger on March 3, 2016, the Company entered into a Credit and Security Agreement with KeyBank National Association, which provides an $85,000 revolving credit commitment (“Line of Credit”). Borrowings and repayments under the Line of Credit may occur from time to time in the Company’s ordinary course of business through the maturity date of March 2, 2021, at which time any amounts outstanding are to be paid in full (60-month term). The Credit and Security Agreement also provides a $25,000 term loan commitment (“Term Loan”). Principal and interest payments on the Term Loan are to be made in consecutive monthly installments of $521 commencing on April 1, 2016 and continuing until the Term Loan is paid in full on March 2, 2020 (48-month term). The Company’s pre-merger credit agreement was terminated in connection with the Credit and Security Agreement.

The accompanying unaudited pro forma condensed combined financial information is derived from the historical consolidated financial statements of ZAGG and mophie. The unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting with ZAGG being treated as the acquirer. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and three months ended March 31, 2016 are presented as if the Acquisition and the related borrowings used to finance the Acquisition occurred on January 1, 2015.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by ZAGG. These accounting policies are similar in most material respects to those of mophie. ZAGG is currently performing a more detailed review of mophie’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when confirmed, could have a material impact on the combined financial information.

Note 2 – Pro Forma Adjustments (amounts in thousands)

Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments (for the Year Ended December 31, 2015)

(a) Reflects reclassification adjustments to present mophie’s historical statement of operations consistent with the historical ZAGG presentation. mophie presented operating expenses on a single line designated as “selling, general, and administrative expenses” in its 2015, 2014, and 2013 consolidated financial statements. This adjustment reclassifies $22,282 as advertising and marketing expense and $557 as amortization expense. In addition, $2,986 in depreciation expense was reclassified from cost of goods sold to selling, general and administrative expense to conform to ZAGG’s accounting policies.

(b) mophie’s inventory was increased to reflect an adjustment to fair value at the acquisition date. The adjustment to fair value is recognized through the statement of operations as the acquired inventory is sold, which will occur within approximately the first six months following the closing of the transaction. Cost of goods sold was increased to reflect the amortization of the fair value adjustment of mophie’s inventory by $6,937 for the year ended December 31, 2015.

(c) Reflects removal of historical mophie amortization of $557 and addition of full year amortization of acquired intangible assets of $8,780.

(d) Reflects removal of interest expense related to pre-acquisition debt at ZAGG and mophie of $4,126; addition of estimated interest expense for full year from new debt of $1,199; and addition for a full year of deferred loan cost amortization of $238.

(e) Reflects removal of mophie Series A liability and Series B preferred stock liability.

(f) Reflects the tax effect of adjustments to income (loss) before provision for income taxes at the statutory rates in effect for the year. The effective tax rate of the combined company could be significantly different depending on post-Merger activities.

Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments (for the Three Months Ended March 31, 2016)

The “Historical ZAGG” statement of operations includes operating results as reported in the Form 10-Q for the three months ended March 31, 2016, including mophie operations from the March 3, 2016 acquisition date to the end of the quarter. The “Historical mophie” statement of operations includes operating results from January 1, 2016 to March 2, 2016. No reclassification adjustments were necessary in the pro forma information for the three months ended March 31, 2016 as the amounts had not been previously published by mophie.

(g) Reflects removal of cost of goods sold of $1,156 related to the amortization of the fair value adjustment recorded to mophie’s inventory.

(h) Reflects removal of mophie transaction expense recognized during the first quarter of 2016 concurrent with the close of the transaction.

(i) Reflects removal of historical mophie amortization expense of $102 and addition of two months of amortization of acquired intangible assets of $1,105.

(j) Reflects removal of interest expense related to pre-acquisition debt at ZAGG and mophie of $1,752; addition of estimated interest expense for three months from new debt of $275; and addition for two months of deferred loan cost amortization of $60.

(k) Reflects the tax effect of adjustments to income (loss) before provision for income taxes at the statutory rates in effect for the year. The effective tax rate of the combined company could be significantly different depending on post-Merger activities.

(l) Reflects common stock estimated to be issued after the earn-out period based on the fair value of preliminary earn-out consideration of $1,565.